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Exhibit 10.6

THIRD AMENDMENT TO THIRD AMENDED AND RESTATED
BUSINESS LOAN AGREEMENT

        This Third Amendment to Third Amended and Restated Business Loan Agreement ("Amendment") is made as of August 9, 2001 by and between Bank of America, N.A., ("Bank) and TRM Corporation ("Borrower").

RECITALS

        A.    Borrower and Bank are parties to that Third Amended and Restated Business Loan Agreement dated as of July 21, 2000 (the "Agreement").

        B.    Borrower and Bank executed the First Amendment to Third Amended and Restated Business Loan Agreement as of February 14, 2001, and executed the Second Amendment to Third Amended and Restated Business Loan Agreement as of April 1, 2001. The Third Amended and Restated Business Loan Agreement dated as of July 21, 2000 as so amended is referred to herein as the "Agreement"

        C.    Borrower has requested that Bank defer a portion of the agreed reduction in line of credit that otherwise would have taken place August 1, 2001. The portion of the reduction requested to be deferred is $2,850,000 (the "Deferred Reduction"), and the date to which Borrower requests such deferral is the Expiration Date, January 4, 2002.

        D.    Bank has agreed to the deferral requested upon the condition that the Agreement and the other terms set forth below are agreed to. Borrower has agreed to such amendments and terms.

        THEREFORE, the parties agree as follows.

AGREEMENT

        1.    Definitions.    Capitalized terms used herein and not otherwise defined shall have the meaning given in the Agreement.

        2.    Release of Bank.    Borrower hereby releases Bank and it's officers, agents, successors and assigns from all claims of every nature known or unknown arising out of or related to the Agreement or line of credit provided for therein which now exists, or but for the passage of time, could be asserted, as of the date Borrower signs this Amendment.

        3.    Amendment to Section l.l(a).    Section l.l (a) of the Agreement is amended to read as follows:

          "(a) During the availability period described below, the Bank will provide a line of credit to the Borrower. The amount of the line of credit (the "Commitment") is equal to the amount indicated for each period specified below.

Period	Amount
From August 1, 2001 through August 31, 2001	$25,390,000
From September 1, 2001 through September 30, 2001	$24,790,000
From October 2, 2001 through October 31, 2001	$24,090,000
From November 1, 2001 through November 30, 2001	$23,290,000
From December 1, 2001 through December 31, 2001	$22,490,000
After January 4, 2002	$-0-	"

        4.    Change in Applicable Margin.    Section 1.5 of the Agreement is amended to read as follows:

          "1.5 Applicable Margin. The Applicable Margin shall be the 3.50% for advances or Portions bearing interest based upon the Bank's Prime Rate and 3. 50% for advances or Portions bearing interest based upon IBOR or LIBOR; provided however, that neither IBOR Rates nor LIBOR Rates shall be available after this Amendment except with respect to advances or Portions for which IBOR Rates of LIBOR Rates were selected by Borrower prior to this Amendment, and only for the interest periods applicable to such advances or Portions."

        5.    Deletion of Section 2.    Section 2 of the Agreement and all Subsections of Section 2 are deleted; provided however, that Section 2 and all Subsections of Section 2 will continue to be effective with respect to advances or Portions for which IBOR Rates or LIBOR Rates were selected by Borrower prior to this Amendment but only for the interest periods applicable to such advances or Portions.

        6.    No Further Amendment.    Except as expressly modified by this Amendment, the Agreement shall remain unmodified and in full force and effect, and the parties hereby ratify their respective obligations thereunder. Without limiting the foregoing, the Borrower expressly reaffirms and ratifies its obligations to pay or reimburse Bank on request for all reasonable expenses, including legal fees, actually incurred by Bank in connection with the preparation of this Amendment, any other amendment documents and the closing of the transactions contemplated hereby and thereby.

        7.    Miscellaneous.

          (a)    Entire Agreement.    This Amendment comprises the entire agreement of the Parties with respect to the subject matter hereof and supersedes all prior oral or written agreements, representations or commitments.

          (b)    Counterparts.    This Amendment may be executed in any number of counterparts by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original, and all of which taken together shall constitute one and the same Amendment.

          (c)    Governing Law.    This Amendment and the other agreements provided for herein and the rights and obligations of the parties hereto and thereto shall be construed and interpreted in accordance with the laws of the State of Oregon.

          (d)    Certain Agreements Not Enforceable.

    UNDER OREGON LAW, MOST AGREEMENTS, PROMISES AND COMMITMENTS MADE BY THE LENDERS AFTER OCTOBER 3, 1989, CONCERNING LOANS AND OTHER CREDIT EXTENSIONS WHICH ARE NOT FOR PERSONAL, FAMILY OR HOUSEHOLD PURPOSES OR SECURED SOLELY BY THE BORROWER'S RESIDENCE MUST BE

    WRITING, EXPRESS CONSEDERATION, AND BE SIGNED BY THE LENDERS TO BE ENFORCEABLE.

        This Agreement is executed as of the date stated at the top of the first page.

Bank of America, N.A.		TRM Corporation
By:	/s/ JANET SLEEPER Typed Name: Janet Sleeper Title: Senior Vice President	By:	/s/ DANIEL L. SPALDING Typed Name: Daniel L. Spalding Title: Senior Vice President & CFO
Address where notices to the Bank are to be Sent:		Address for Notices:
Janet Sleeper Senior Vice President Bank of America, N.A. PO Box 34401 Seattle, WA 98124		5208 NE 122 Avenue Portland, OR 97230-1074

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  Exhibit 10.6
THIRD AMENDMENT TO THIRD AMENDED AND RESTATED BUSINESS LOAN AGREEMENT